Exhibit No. 99.1

ZIOPHARM Oncology and Solasia Pharma Announce Global License and Collaboration Agreement for Darinaparsin

BOSTON and TOKYO (July 31, 2014) – ZIOPHARM Oncology, Inc. (“ZIOPHARM”) (Nasdaq: ZIOP), a biopharmaceutical company focused on the development and commercialization of new cancer therapies, and Solasia Pharma K.K. (“Solasia”), a developer of oncology pharmaceuticals in-licensed for commercialization in major markets throughout the world, announced today an amendment and restatement of their License and Collaboration Agreement for darinaparsin (Zinapar™ or ZIO-101) and related organoarsenic molecules.

Under the terms of the amended and restated agreement, ZIOPHARM granted Solasia an exclusive worldwide license to develop and commercialize darinaparsin, and related organoarsenic molecules, in both intravenous and oral forms in all indications for human use. In exchange, ZIOPHARM will be eligible to receive from Solasia up to $72.2 million in development-and sales-based milestones, a royalty on net sales of darinaparsin, once commercialized, and a percentage of any sublicense revenues generated by Solasia. Solasia will be responsible for all costs related to the development, manufacturing and commercialization of darinaparsin. The new agreement amends and restates a 2011 agreement between the parties under which Solasia was granted exclusive rights by ZIOPHARM to darinaparsin in the territories of Japan, China, Hong Kong, Macau, Republic of Korea, Taiwan, Singapore, Australia, New Zealand, Malaysia, Indonesia, Philippines and Thailand.

Darinaparsin is a novel mitochondrial-targeted agent (organoarsenic) being developed for the treatment of various hematologic and solid cancers. It has been granted Orphan Drug Designation in the U.S. and Europe as a treatment of peripheral T-cell lymphoma (PTCL).

“As our strategic focus has shifted exclusively toward DNA therapeutics and immuno-oncology, Solasia, with whom ZIOPHARM has had a longstanding partnership, is the natural choice to advance the development of darinaparsin on a global basis,” said Jonathan Lewis, M.D., Ph.D., Chief Executive Officer of ZIOPHARM. “Through a collaboration that began in 2011, Solasia has built a meaningful scientific and clinical understanding of darinaparsin, providing a strong foundation for realizing its long-term clinical value. Further, by expanding this agreement to all global territories, there exists now an additional strong incentive for Solasia to rapidly and strategically develop this potentially important product candidate in areas of unmet medical need in oncology.”

“Solasia stands to benefit greatly from the acquisition of exclusive global development and commercialization rights to darinaparsin from ZIOPHARM,” said Yoshihiro Arai, President and Representative Director of Solasia Pharma K.K. “Our initial Asian clinical studies with darinaparsin in the clinical setting of PTCL have been very exciting and encouraged us to expand our longstanding partnership with ZIOPHARM in order to maximize our opportunity with the darinaparsin program throughout the world. We presently plan to start pivotal clinical trials in Asia early in 2015.”

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company employing novel gene expression and control technology to deliver DNA for the treatment of cancer. ZIOPHARM’s technology platform employs Intrexon Corporation’s RheoSwitch Therapeutic System® technology to turn on and off, and precisely modulate, gene expression at the cancer site in order to improve the therapeutic index. This technology is currently being evaluated in Phase 2 clinical studies of the immune system cytokine interleukin-12 for the treatment of breast cancer and advanced melanoma. The Company’s synthetic immuno-oncology programs in collaboration with Intrexon also include chimeric antigen receptor T-cell (CAR-T) approaches.

About Solasia

Solasia Pharma K.K. (Tokyo, Japan) was formed in November 2006 to address unmet needs for important new Western oncology therapies and supportive care products throughout Asia. The company’s mission is to expedite patient access to unique oncology therapies through aggressive development and specialized commercialization throughout Japan, China and other Asian countries. In May 2008, Solasia acquired Asian rights to Sancuso® (extended release granisetron transdermal patch) from ProStrakan Group plc. In March 2011, Solasia acquired an exclusive license from ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) to develop and commercialize SP-02/darinaparsin, in both intravenous and oral forms, across Asia including Japan, China, Hong Kong, Macau, Republic of Korea, Taiwan, Singapore, Australia, New Zealand, Malaysia, Indonesia, Philippines and Thailand. In several studies conducted in the US and other countries, darinaparsin injection has demonstrated good safety profiles and clinical responses in lymphoma, in particular peripheral T-cell lymphoma (PTCL). Solasia is currently conducting a Phase I study of darinaparsin in PTCL in Japan and Korea. Solasia has also submitted a Clinical Trial Application (CTA) for darinaparsin to commence clinical studies in China.

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Ad-RTS-IL-12, darinaparsin, or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Ad-RTS-IL-12, darinaparsin, and our other therapeutic products will be successfully marketed if approved; whether any of our other therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; the development of, and our ability to take advantage of, the market for our therapeutic products; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contact:

For ZIOPHARM Oncology

Lori Ann Occhiogrosso

Director of Corporate Communication

ZIOPHARM Oncology, Inc.

+1-617-259-1987

locchiogrosso@ziopharm.com

For Solasia Pharma K.K.

Koji Shinozaki

Vice President, Corporate Development

Solasia Pharma K.K.

+81-3-6721-8330

kshinozaki@solasia.co.jp

Shari Annes

Annes Associates

+1-650-888-0902

sannes@annesassociates.com